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                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in First Capital, Inc.'s Registration Statement No. 333-76543 on Form S-8 and in First Capital, Inc.'s Registration Statement No. 333-95987 on Form S-8 of our report dated January 13, 2000 for the six month transition period ended December 31, 1999 appearing in this Form 10-KSB.


/s/ MONROE SHINE AND CO., INC.

New Albany, Indiana
March 17, 2000